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PROXY

                            QUANTUM MAGNETICS, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints Sergio Magistri and Curtis P. DiSibio, or either of them, each with power of substitution and revocation thereof, to represent the undersigned at the Special Meeting of Shareholders of Quantum Magnetics, Inc. (the "Company") to be held at 10:00 a.m. on Monday, September 29, 1997 at the offices of the Company located at 7742 Kenamar Court, San Diego, California 92121-2425, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as directed on the reverse side of this proxy.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, FOR THE APPROVAL OF THE MERGER AND FOR THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION AS DESCRIBED FURTHER IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

     In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof. The Board of Directors recommends a vote FOR the approval and adoption of the Agreement and Plan of Merger and Reorganization, FOR the approval of the Merger and FOR the adoption of the amendment to the Company's Articles of Incorporation. The undersigned hereby acknowledges receipt of: (a) the Notice of Special Meeting of Shareholders of the Company; and (b) the accompanying Proxy Statement/Prospectus.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE


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/X/ Please mark votes as in this example.

1. Approve and Adopt the Agreement and Plan of Merger and Reorganization and approve the Merger, as described further in the accompanying Proxy Statement/Prospectus. (The Board recommends a vote "FOR" the approval and adoption of the Agreement and Plan of Merger and Reorganization and "FOR" the approval of the Merger.)

               FOR           AGAINST         ABSTAIN
               / /            / /              / /

2. Approve and Adopt the Amendment to the Company's Articles of Incorporation, as described further in the accompanying Proxy Statement/Prospectus. (The Board recommends a vote "FOR" the approval and adoption of the Amendment to the Company's Articles of Incorporation.)

               FOR           AGAINST         ABSTAIN
               / /            / /              / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Signature: ______________________________   Date:___________________

Signature: ______________________________   Date:___________________



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